Exhibit 4.1

SIGHT SCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Dated as of November 23, 2020

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SIGHT SCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of November 23, 2020 by and among Sight Sciences, Inc., a Delaware corporation (the “Company”) and the investors listed on Schedule A hereto (each an “Investor” and collectively the “Investors”).

RECITALS

Certain of the Investors (the “Prior Investors”) holding shares of Series A Preferred Stock of the Company (the “Series A Preferred Stock”), shares of Series B Preferred Stock of the Company (the “Series B Preferred Stock”), shares of Series C Preferred Stock of the Company (the “Series C Preferred Stock”), shares of Series D Preferred Stock of the Company (the “Series D Preferred Stock”), shares of Series E Preferred Stock of the Company (the “Series E Preferred Stock”), and/or shares of Common Stock issued upon conversion thereof, are parties to that certain Second Amended and Restated Investors’ Rights Agreement dated as of March 17, 2020 by and among the Company and such Prior Investors (the “Prior Agreement”) and are the holders of a majority of the Registrable Securities (as defined therein) subject to or enjoying the rights under the Prior Agreement.

Certain of the Investors and the Company are parties to that certain Series F Preferred Stock Purchase Agreement dated as of the date hereof (the “Series F Purchase Agreement”) relating to the issue and sale of shares of Series F Preferred Stock of the Company (the “Series F Preferred Stock,” and together with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock, the “Preferred Stock”).

The obligations of the Company and the Investors under the Series F Purchase Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by the Investors and the Company.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereto agree that the Prior Agreement is hereby amended and restated in its entirety to read as follows:

1.    Registration Rights. The Company covenants and agrees as follows:

1.1    Definitions. For purposes of this Agreement:

(a)    The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(b)    The term “Act” means the Securities Act of 1933, as amended.

(c)    The term “Affiliate” means, with respect to any specified person, any other person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified person, including, without limitation, any general partner, officer, director or manager of such person and any venture capital fund, registered investment company or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members or investment advisor of, or shares the same management company or investment advisor (or member thereof) with, such person. Notwithstanding anything to the contrary contained herein, (i) Allegro Investors LLC and Allegro Investment Fund, L.P. shall be deemed an Affiliate of each other, (ii) D1 Master Holdco I LLC, D1 Master Holdco II LLC, D1 Master Holdco III LLC and D1 Capital Partners Master LP shall all be deemed Affiliates of each other, and (iii) (a) each Janus Investor shall be deemed to be an “Affiliate” of each other Janus Investor, and (b) an entity that is an “Affiliate” of a Janus Investor (other than pursuant to the foregoing subpart (a)) shall not be deemed to be an “Affiliate” of any other Janus Investor unless such entity is a Janus Investor (and, for the avoidance of doubt, an “Affiliate” of such entity shall not be deemed an “Affiliate” of any Janus Investor solely by virtue of being an “Affiliate” of such entity).

(d)    The term “D1” means D1 Master Holdco I LLC, together with its Affiliates.

(e)    The term “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

(f)    The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(g)    The term “GAAP” means generally accepted accounting principles for financial reporting in the United States as in effect from time to time applied consistently throughout the periods involved.

(h)    The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.10 hereof.

(i)    The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.

(j)    The term “Janus Investors” shall mean Investors, or permitted transferees of Registrable Securities held by Janus Investors, that are advisory or subadvisory clients of Janus Capital Management LLC, including, but not limited to, Janus Henderson Venture Fund and Janus Henderson Capital Funds plc -Janus Henderson US Venture Fund..

(k)    The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(l)    The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, and (ii) any Common Stock of the

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Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

(m)    The number of shares of “Registrable Securities” outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(n)    The term “Restated Certificate” shall mean the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

(o)    The term “Rule 144” shall mean Rule 144 under the Act.

(p)    The term “Rule 145” shall mean Rule 145 under the Act.

(q)    The term “SEC” shall mean the Securities and Exchange

(r)    The term “Specified Investor” shall mean D1.

Commission.

1.2    Request for Registration.

(a)    Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) five (5) years after the date of this Agreement, and (ii) six (6) months after the effective date of the Initial Offering, a written request from the Holders of at least a majority of the Registrable Securities outstanding (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $20,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use its reasonable best efforts to, as soon as practicable, file a registration statement under the Act with respect to all of the Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a), and use reasonable best efforts to cause such registration statement to be declared effective by the SEC as soon as practicable.

(b)    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the

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underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)    Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:

(i)    in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii)    after the Company has effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; provided, however, that a registration shall not be considered “effected” if, as a result of the underwriter’s right in Section 1.2(b) to limit the number of securities underwritten, fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included; or

(iii)    during the period starting with the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith reasonable best efforts to cause such registration statement to become effective; or

(iv)    if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating (A) that the Company intends to file a registration statement for its Initial Offering within one hundred twenty (120) days following the date of the initial request for registration made by the Initiating Holders pursuant to this Section 1.2 or (B) that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period and provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145, a registration on any form that does not include substantially the same information as would be

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required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

1.3    Company Registration.

(a)    If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders that has been expressly approved by the Holders pursuant to Section 1.11) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, a registration relating to the Initial Offering, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 1.3(c), the Company shall, subject to the provisions of Section 1.3(c), use reasonable best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b)    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.6 hereof.

(c)    Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. The Company shall not, without the prior written consent of the holders of at least a majority of the Registrable Securities then held by the Investors exclude any Registrable Securities from such offering unless all other stockholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned

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first, to the Company; second, to the Investors on a pro rata basis based on the total number of Registrable Securities held by such Investors; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis so long as the number of Registrable Securities held by the Holders is not reduced. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Investors included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the Initial Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

1.4    Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(b)    prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c)    furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)    use reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

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(f)    notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g)    cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed;

(h)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(i)    use reasonable best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, and (ii) a “comfort” letter, dated as of such date, from the independent certified public accountants of the Company, in each case in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters and to the Holders requesting registration of Registrable Securities.

Notwithstanding the provisions of this Section 1, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith unanimous judgment of the Board of Directors of the Company:

(i)    materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board of Directors of the Company has authorized negotiations;

(ii)    materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

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(iii)    require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 1.4, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

1.5    Information From Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

1.6    Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2 and 1.3, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements not to exceed $25,000 of one counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of at least a majority of the Registrable Securities then held by the Investors agree to forfeit their right to one demand registration pursuant to Section 1.2 and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

1.7    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.8    Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its Affiliates and their respective partners, members, managers, officers, directors, stockholders, legal counsel and accountants, any underwriter (as defined in

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the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case with respect to a specific Holder for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.

(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection 1.8(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection 1.8(b), when aggregated with any contribution obligation under Section 1.8(d), exceed the net proceeds from the offering received by such Holder.

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(c)    Promptly after receipt by an indemnified party under this Section 1.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.8 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

(d)    If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.8(b) and any other contributions by such Holder, shall exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who or which was not guilty of such fraudulent misrepresentation.

(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

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(f)    The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

1.9    Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)    make and keep adequate current public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;

(b)    file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.10    Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is an Affiliate, subsidiary, parent, partner, limited partner, retired partner or stockholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations or the like), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 2 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.11    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investors holding a majority of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2 or 1.3 hereof,

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unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included, (b) to demand registration of their securities or (c) to exercise other registration rights that are pari passu or senior to those granted to the Holders hereunder.

1.12    Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1, and none of the shares of capital stock owned by such Holder shall be Registrable Securities, upon the earliest to occur of the following: (a) after five (5) years following the consummation of the Initial Offering, (b) as to any Holder, such earlier time after the Initial Offering at which all Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any ninety (90) day period without registration in compliance with Rule 144 or (c) upon the consummation of a transaction or series of related transactions which are deemed to be a liquidation, dissolution or winding up of the Company pursuant to the Restated Certificate.

2.    “Market Stand-Off” Agreement.

2.1    Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in FINRA Rule 2711(f)(4) or any similar successor rules) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 2.1 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company’s Initial Offering are intended third party beneficiaries of this Section 2.1 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 2.1 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

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In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

2.2    Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 2):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

3.    Covenants of the Company.

3.1    Delivery of Financial Statements and Other Information. The Company shall deliver to each Investor that together with its Affiliates continues to hold at least 180,000 shares of Preferred Stock of the Company (as adjusted for stock splits, stock dividends, recapitalizations and the like):

(a)    as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company (or such later period approved by the Board of Directors), an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such fiscal year, and a statement of cash flows for such fiscal year, all such financial statements audited and certified by independent public accountants of regionally recognized standing selected by the Company;

(b)    as soon as practicable, but in any event within forty-five (45) days after the end of each of the four (4) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, along with an up-to-date capitalization table of the Company; and

(c)    within thirty (30) days prior to the beginning of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company and approved by the Company’s Board of Directors.

All income statements, balance sheets, statements of stockholders’ equity and statements of cash flow delivered by the Company hereunder shall (1) be prepared in accordance with GAAP (except that interim financial statements may be subject to normal recurring year-end adjustments, the effect of which will not, individually or in the aggregate, be material to the Company), (2) be correct and complete in all material respects, (3) be consistent in all material respects with the

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books and records of the Company and (4) fairly present, in all material respects, the financial condition, results of operations, changes in stockholders’ equity and cash flows of the Company as of the respective dates and for the periods indicated therein.

3.2    Inspection. The Company shall permit each Investor that together with its Affiliates continues to hold at least 180,000 shares of Preferred Stock of the Company (as adjusted for stock splits, stock dividends, recapitalizations and the like), at such Investor’s expense, and upon reasonable notice, during normal business hours, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be reasonably requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or similar confidential information, and provided, further, that the Company may require the Investor to execute a confidentiality and nondisclosure agreement with restrictions that are reasonable under the circumstances prior to any such visit and inspection.

3.3    Board Observer Right. For so long as D1 continues to hold at least twenty-five percent (25%) of the shares of Series E Preferred Stock and Series F Preferred Stock of the Company (as adjusted for stock splits, stock dividends, recapitalizations and the like) purchased by D1 pursuant to the Series E Purchase Agreement and the Series F Purchase Agreement, the Company shall invite a representative of D1 to attend all meetings of the Board and any committees thereof in a nonvoting observer capacity and, in this respect, shall give (at the same time and in the same manner that notice is given to other directors) such representative copies of all notices, minutes, consents, and other materials (financial or otherwise) that it provides to its directors. The initial observer shall be James Rogers and such observer may be replaced by D1 from time to time. The Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting, in the reasonable opinion of counsel, could adversely affect the attorney-client privilege between the Company and its counsel. D1 agrees, and any representative of D1 will agree, to hold in confidence and trust with respect to all information provided to it or learned by it in connection with its rights under this Section 3.3, except that this shall in no way limit or restrict D1’s ability to disclose any such information to its partners, employees or affiliated funds or to any banking regulatory authority or body, or to the extent otherwise required by law and any other regulatory process to which D1 is subject.

3.4    Right of First Offer. Subject to the terms and conditions specified in this Section 3.4, the Company hereby grants a right of first offer with respect to future private placement sales by the Company of its Shares (as hereinafter defined), as calculated pursuant to Section 3.4(b), (i) first, to D1 and the Janus Investors (together, the “Qualifying Investors”), for so long as any shares of Series F Preferred Stock remain outstanding and the Qualifying Investors continue to collectively hold the majority of the then outstanding shares of Series E Preferred Stock and Series F Preferred Stock, for up to an aggregate number of Shares equivalent to an aggregate total purchase price by all such Qualifying Investors of up to $70,000,000 (the “Maximum ROFO Amount of Shares”), and (ii) thereafter to all other Investors that continue to hold shares of capital stock of the Company, for any remaining Shares not purchased by the Qualifying Investors under (i) above (the “Unpurchased Shares”). For purposes of this Section 3.4, an Investor includes any partners and Affiliates of an Investor. An Investor shall be entitled to apportion the right of first

14

offer hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate, so long as such apportionment does not cause the loss of the exemption under Section 4(a)(2) of the Act or any similar exemption under applicable state securities laws in connection with such sale of Shares by the Company.

Each time the Company proposes in a private placement to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock (the “Shares”), the Company shall first make an offering of such Shares to each such Qualifying Investor in accordance with the following provisions:

(a)    The Company shall deliver a notice in accordance with Section 4.6 (the “Notice”) to the Qualifying Investors and all other Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price, terms and conditions upon which it proposes to offer such Shares.

(b)    By written notification received by the Company, within twenty (20) calendar days after receipt of the Notice, (i) each Qualifying Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of the Maximum ROFO Amount of Shares that equals the proportion that the aggregate number of shares of Common Stock issued and held, or issuable upon conversion of the Series E Preferred Stock and Series F Preferred Stock held as of the date hereof, by such Qualifying Investor bears to the total number of shares of Common Stock of the Company held as of the date hereof by all Qualifying Investors (assuming full conversion and exercise of all outstanding convertible and exercisable securities); provided, however, if one Qualifying Investor decides not to purchase all the Shares available to it under this subsection (i), then the other Qualifying Investor (“Fully Exercising QI”) shall be entitled to obtain that portion of the Shares for which the Qualifying Investors were entitled to subscribe but which were not subscribed for, and (ii) any remaining Investor may elect to purchase or obtain, up to that portion of the Unpurchased Shares that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock held as of the date hereof, by such Investor bears to the total number of shares of Common Stock of the Company outstanding as of the date hereof (assuming full conversion and exercise of all outstanding convertible and exercisable securities) plus any shares of Common Stock reserved for issuance under any equity incentive plan approved by the Board of Directors as of the date hereof. The Company shall promptly, in writing, inform each Qualifying Investor and Investor which purchases all the Shares available to it (“Fully-Exercising Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Investors were entitled to subscribe but which were not subscribed for by the Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

(c)    If all Shares that the Qualifying Investors and the Investors are entitled to obtain pursuant to Section 3.4(b) are not elected to be obtained as provided in Section 3.4(b) hereof, the Company may, during the ninety (90) day period following the

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expiration of the period provided in Section 3.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

(d)    Except with respect to D1’s and the Janus Investors’ rights under Section 3.4(f), the right of first offer in this Section 3.4 shall not be applicable to:

(i)    the issuance of securities pursuant to a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof);

(ii)    the issuance of shares of Common Stock or options therefor to employees, consultants, officers, directors or strategic partners (if in transactions with primarily non-financing purposes) of the Company directly or pursuant to a stock option plan or restricted stock purchase plan approved by the Board of Directors of the Company including at least the Series E/F Director (as defined in the Restated Certificate);

(iii)    the issuance of shares of Common Stock (A) in a bona fide, firmly underwritten public offering under the Act before which or in connection with which all outstanding shares of Preferred Stock will be automatically converted to Common Stock, or (B) upon exercise of warrants or rights granted to underwriters in connection with such a public offering;

(iv)    the issuance of shares of Common Stock pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date hereof or subsequently issued pursuant to this Section 3.4;

(v)    the issuance of shares of Common Stock in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, each as approved by the Board of Directors of the Company, including at least the Series E/F Director;

(vi)    the issuance or sale of stock, warrants or other securities or rights, for other than primarily equity financing purposes, as approved by the Board of Directors of the Company, including at least the Series E/F Director, to entities with which the Company has any of the following bona fide business relationships: (1) joint venture, technology licensing or development activities, or (2) distribution, supply or manufacture of the Company’s products or services;

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(vii)    the issuance or sale of stock, warrants or other securities or rights in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions, each as approved by the Board of Directors of the Company, including at least the Series E/F Director; or

(viii)    shares of Common Stock issued or issuable in connection with any transaction approved by the Board of Directors of the Company, where such securities so issued are exempted from the right of first offer in this Section 3.4 by the affirmative vote of Investors holding at least a majority of the then outstanding Series F Preferred Stock held by all Investors (voting together as a single class and not as separate series, and on an as-converted basis).

In addition to the foregoing, the right of first offer in this Section 3.4 shall not be applicable with respect to any Investor and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

(e)    The right of first offer set forth in this Section 3.4 may not be assigned or transferred, except that such right may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such rights that (i) is an Affiliate, subsidiary, parent, partner, limited partner, retired partner or stockholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations or the like).

(f)    Notwithstanding any provisions herein to the contrary, in the event of a Qualified IPO (as defined in the Restated Certificate), the Company shall use its reasonable efforts, subject to the requirements of all applicable securities laws and regulations, to provide each of D1 and the Janus Investors with a right of first offer with respect to such shares of Common Stock of the Company that either Holder desires to purchase, in each case, up to such number of shares equal to the greater of (i) $15,000,000 divided by the per share purchase price of the Company’s Common Stock in the Qualified IPO and (ii) fifteen percent (15%) of the total number of shares of Common Stock to be sold in the Qualified IPO. If such right of first offer may not be granted to either Holder, then the Company shall, in good faith and upon the written request of either Holder, consider the sale of an equivalent number of shares of the Company’s Common Stock to either Holder in a private placement transaction concurrent to the Qualified IPO. The Company may not reduce the amount of shares of Common Stock that may be purchased by either D1 or the Janus Investors in the Qualified Financing or a concurrent private placement transaction, unless the same reduction is applied to both D1 and the Janus Investors.

3.5    Insurance. The Company (a) shall maintain from financially sound and reputable insurers Directors and Officers liability insurance and commercial liability insurance, each in an amount and on terms and conditions satisfactory to the Board of Directors, and (b) shall use its commercially reasonable efforts to obtain within ninety (90) days of the date hereof from financially sound and reputable insurers “key person” insurance on Paul Badawi and David Badawi in an amount equal to at least $1,000,000 per person on terms and conditions satisfactory to the Board of Directors, and will use commercially reasonable efforts to cause such insurance

17

policies to be maintained until such time as the Board of Directors determines that such insurance should be discontinued; provided, that the “key person” insurance described in this Section 3.5 shall not be discontinued without the affirmative vote of at least two (2) Preferred Directors.

3.6    Employee Stock. Unless otherwise approved by the Board of Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (a) vesting of shares over a four (4)-year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months; (b) a market stand-off provision substantially similar to that in Section 2; (c) the Company to have a right of first refusal on transfers of shares until the Initial Offering; and (d) the Company to have the right to repurchase unvested shares at cost upon termination of the employment or consulting relationship of a holder of restricted stock.

3.7    Employees and Consultants. The Company shall require all employees and consultants to enter into the Company’s standard form of proprietary information and inventions agreement.

3.8    Board Matters. The Company shall maintain an audit and compensation committee, consisting solely of non-management directors. Each non-employee director shall be entitled in such person’s discretion to be a member of any committee of the Board of Directors. The Company shall take all requisite actions to alter the number of authorized members of the Board of Directors immediately following an Initial Offering to be no less than seven (7) and no greater than nine (9) (the “IPO Board Size”). Following the Initial Closing (as defined in the Series F Purchase Agreement), the Board of Directors, the Investors, the holders of the then outstanding shares of Common Stock, the then serving Chief Executive Officer, and the then serving Chief Financial Officer shall collectively use their commercially reasonable efforts to achieve the IPO Board Size.

3.9    Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other entity and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

3.10    FCPA. The Company shall not (and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further shall (and shall cause each of its subsidiaries and affiliates to) cease all of its or their respective activities, as well as remediate

18

any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.

3.11    Termination of Certain Covenants. The covenants set forth in this Section 3, except for Section 3.9, shall terminate and be of no further force or effect upon the earlier of the consummation of the Initial Offering or at such time as the Company is required to file reports pursuant to Sections 13 or 15(d) of the 1934 Act. This Agreement, except for Section 3.9, shall terminate and be of no further force or effect upon the consummation of a transaction or series of related transactions which are deemed to be a liquidation, dissolution or winding up of the Company pursuant to the Restated Certificate.

4.    Miscellaneous.

4.1    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Preferred Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2    Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in the State of California, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

4.3    Specific Enforcement. Each party hereto agrees that its obligations hereunder are necessary and reasonable in order to protect the other parties to this Agreement, and each party expressly agrees and understands that monetary damages would inadequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that, in addition to any other remedies that may be available at law, in equity or otherwise, any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order, without the necessity of proving actual damages. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

4.4    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.5    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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4.6    Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered; (b) when sent by facsimile if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by facsimile other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the persons to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. All communications made pursuant to this Agreement shall be sent to the respective parties at their addresses set forth on the signature pages hereto; provided, that a party may change or supplement its addresses, or designate additional addresses, for purposes of this Section 4.6 by giving the other parties written notice of the new address in the manner set forth above.

4.7    Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.8    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors holding a majority of the then outstanding Registrable Securities; provided, however, that if any amendment or waiver operates in a manner that treats any Investor different, in any material respect, from other Investors, the consent of such Investor shall also be required for such amendment or waiver and; provided further, that (i) Section 3.3 may only be amended or waived with the written consent of D1, (ii) Section 3.4 and this subpart (ii) may only be amended or waived with the prior written consent of D1 and the Janus Investors, (iii) the definition of “Affiliate” (as it pertains to the Janus Investors), the definition of “Janus Investors” and this subpart (iii) may only be amended or waived with the prior written consent of the Janus Investors, and (iv) the definition of “Affiliate” (as it pertains to D1), the definition of “D1” and this subpart (iv) may only be amended or waived with the prior written consent of D1. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Investor and the Company.

4.9    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series F Preferred Stock after the date hereof, any purchaser of such shares of Series F Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed an “Investor” for all purposes hereunder. The Company shall promptly update Schedule A to reflect such purchaser as a party hereto.

4.10    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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4.11    Aggregation of Stock. All shares of Registrable Securities held or acquired by entities advised by the same investment adviser and Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

4.12    Termination of Prior Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall terminate and be of no further force or effect, and shall be superseded and replaced in its entirety by this Agreement.

4.13    Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

*          *          *

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

SIGHT SCIENCES, INC.

By:	/s/ Paul Badawi
Name:	Paul Badawi
Title:	President

Address:
4040 Campbell Ave.
Menlo Park, CA 94025

Email: XXX@sightsciences.com

SIGNATURE PAGE TO SERIES F – THIRD AMENDED AND RESTATED INVESTORS’

RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

D1 Master Holdco I LLC
By:	D1 Capital Partners Master LP,
its Managing Member

By:	D1 Capital Partners GP Sub LLC,
its General Partner

/s/ Daniel Sundheim
Daniel Sundheim
Authorized Signatory

Address: c/o D1 Capital Management LC
9 West 57th Street
36th Floor
New York, NY 10019

with a copy to (which shall not constitute notice to):

Sidley Austin LLP,
787 Seventh Avenue,
New York, NY 10019,
Attention: Geoff Levin,
Facsimile: 212-839-5599
E-mail: XXX@sidley.com

SIGNATURE PAGE TO SERIES F – THIRD AMENDED AND RESTATED INVESTORS’

RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Janus Henderson Venture Fund

By: Janus Capital Management LLC, its
investment advisor

By:	/s/ Jonathan Coleman
Name:	Jonathan Coleman
Title:	Authorized Signatory

Janus Henderson Capital Funds plc on behalf of its series Janus Henderson US Venture Fund

By: Janus Capital Management LLC, its
investment advisor

By:	/s/ Jonathan Coleman
Name:	Jonathan Coleman
Title:	Authorized Signatory

Address:
Janus Capital Management LLC,
151 Detroit Street
Denver, CO 80206
Attn: Jonathan Coleman (Email:
XXX@JanusHenderson.com)
Attn: Scott Stutzman (Email:
XXX@JanusHenderson.com)
Attn: Angela Morton (Email:
XXX@janushenderson.com)

with a copy, which shall not constitute notice, to:

Perkins Coie LLP
3150 Porter Drive
Palo Alto, CA 94306
Attn: Adrian Rich (Email:
XXX@perkinscoie.com)

SIGNATURE PAGE TO SERIES F – THIRD AMENDED AND RESTATED INVESTORS’

RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

KCK Ltd., a British Virgin Islands
limited company

By:	/s/ Nael Kassar
Name:	Nael Kassar
Title:	Director

Address:
Dubai Airport Free Zone
Bldg. 5, Block A, 5th Floor, Office No. 512
P.O. Box 29506
Dubai, UAE

Email:

with a copy to:

DLA Piper LLP (US)
701 Fifth Avenue, Suite 6900
Seattle, WA 98104-7044
Attention: Tyler K. Hollenbeck

SIGNATURE PAGE TO SERIES F – THIRD AMENDED AND RESTATED INVESTORS’

RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

MIDCAP FUNDING XXVII TRUST

By: Apollo Capital Management, L.P., its
investment manager

By: Apollo Capital Management GP, LLC, its
general partner

By:	/s/ Maurice Amsellem
Name:	Maurice Amsellem
Title:	Authorized Signatory

c/o MidCap Financial Services, LLC, as Servicer
7255 Woodmont Avenue, Suite 300
Bethesda, MD 20814
Attention: Legal Group
E-mail: legalamidcapfinancial.com

SIGNATURE PAGE TO SERIES F – THIRD AMENDED AND RESTATED INVESTORS’

RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

HH SIGHT PARTNERS, L.P.,
a Texas limited partnership

By: HH Sight Partners GP, L.P.,
Its: General Partner

By: HH Sight, LLC,
Its: General Partner

By:	/s/ Mack H. Hicks
Name:	Mack H. Hicks
Title:	Co-President

Address:
2200 Ross Avenue, Fiftieth Floor
Dallas, TX 75201
Email: XXX@hicksholdings.com

SIGNATURE PAGE TO SERIES F – THIRD AMENDED AND RESTATED INVESTORS’

RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

HH-IOP PARTNERS, L.P.,
a Texas limited partnership

By: HH Sight Partners GP,
L.P., Its: General Partner

By: HH Sight, LLC,
Its: General Partner

By:	/s/ Mack H. Hicks
Name:	Mack H. Hicks
Title:	Co-President

Address:
2200 Ross Avenue, Fiftieth Floor
Dallas, TX 75201
Email: XXX@hicksholdings.com

SIGNATURE PAGE TO SERIES F – THIRD AMENDED AND RESTATED INVESTORS’

RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

ALLEGRO INVESTMENT FUND, L.P.

By:	/s/ Staffan Encrantz
Name:	Staffan Encrantz
Title:	As Investment Manager for the General Partner
Address:	525 Middlefield Road, suite 20
Menlo Park, CA 94025

Telephone:

Facsimile:

Email:	XXX@allegroinvestment.com

SIGNATURE PAGE TO SERIES F – THIRD AMENDED AND RESTATED INVESTORS’

RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

ALLEGRO INVESTORS LLC

By:	/s/ Staffan Encrantz
Name:	Staffan Encrantz
Title:	As Investment Manager for the General Partner
Address:	525 Middlefield Road, suite 20
Menlo Park, CA 94025

Telephone:

Facsimile:

Email:	XXX@allegroinvestment.com

SIGNATURE PAGE TO SERIES F – THIRD AMENDED AND RESTATED INVESTORS’

RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

SCIENTIFIC HEALTH DEVELOPMENT II, LTD

By: SHD GP II, LLC
Its: General Partner

By: /s/ Andrew Offer

Name: Andrew Offer
Title: CEO

Address:
2305 Cedar Springs, Suite 240
Dallas, TX 75201
Email: XXX@shdpartners.com

SIGNATURE PAGE TO SERIES F – THIRD AMENDED AND RESTATED INVESTORS’

RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

SIGHT SCIENCES ANGELS, LP

By: ShervKo, LLC
Its: General Partner

By: /s/ Jesse Selnick

Name: Jesse Selnick
Title: Managing Member

Address:
1080 S. Adams
Denver, CO 80209
Email: XXXk@gmail.com

SIGNATURE PAGE TO SERIES F – THIRD AMENDED AND RESTATED INVESTORS’

RIGHTS AGREEMENT

SCHEDULE A

INVESTORS

Al G. Hill Jr. Family Trust, dated December 20, 2014

Al G. Hill, Jr.

Allegro Investment Fund, L.P.

Allegro Investors LLC

Andrew Offer

Armour Trust

Bryan Goolsby

Carter Meyer

Colonnetta Family Partners I, L.P.

Dikigoros Holdings LLC

D1 Master Holdco I LLC

Deirdre Porter Living Trust

E. Grant Fitts 1994 Grandchildren’s Trust

E.C. Coppola Family Limited Partnership

Edward C. Coppola, Jr.

EGF Investments, LP

Equity Trust Company, Custodian FBO Jeff Peterson IRA

Genus Holdings, L.L.C.

HH Sight Partners, L.P.

HH-IOP Partners, L.P.

James C. Gorton

James Parks

Janus Henderson Venture Fund

Janus Henderson Capital Funds plc - Janus Henderson US Venture Fund

Jerald T. & Emily Z. Baldridge Revocable Trust

KCK Ltd.

MidCap Funding XXVII Trust

Pensco Trust Co. Custodian FBO Jordan C. Meyer IRA

Peregrine Investments Limited

Samson Investments, LLC

Scientific Health Development II, Ltd

SHD Sight Sciences-18 LP

Sight Sciences Angel LP

Stark 2010 Family Trust

Stephen ones

The Brendan Iribe Group X, LLC

Thomas C. Unis

Timothy P. Rooney

VP Company Investments 2018, LLC

William Munck

AMENDMENT NO. 1 TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amendment No. 1 to Third Amended and Restated Investors’ Rights Agreement (this “Amendment”) is made and entered into as of July 6, 2021, by and among Sight Sciences, Inc., a Delaware corporation (the “Company”), and the undersigned Investors (as defined below), and amends that certain Third Amended and Restated Investors’ Rights Agreement, dated as of November 23, 2020, as amended (the “Agreement”), by and among the Company and the investors listed on Schedule A attached thereto (each an “Investor” and together the “Investors”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS, the Company and the undersigned Investors desire to amend the rights of first offer in the Agreement.

WHEREAS, Subsection 4.8 of the Agreement provides that (i) any term of the Agreement may be amended and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding and (ii) Subsection 3.4 of the Agreement may only be amended or waived with the prior written consent of D1 and the Janus Investors.

WHEREAS, the undersigned Investors constitute the holders of a majority of the outstanding Registerable Securities and includes D1 and the Janus Investors.

AGREEMENT

The parties hereto agree as follows:

1. Amendment.

Subsection 3.4(f) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(f) Notwithstanding any provisions herein to the contrary, in the event of a Qualified IPO (as defined in the Restated Certificate), other than in connection with the sale of shares of Common Stock to the public pursuant to the Corporation’s Registration Statement on Form S-1 (Reg. No. 333-257320), the Company shall use its reasonable efforts, subject to the requirements of all applicable securities laws and regulations, to provide each of D1 and the Janus Investors with a right of first offer with respect to such shares of Common Stock of the Company that either Holder desires to purchase, in each case, up to such number of shares equal to the greater of (i) $15,000,000 divided by the per share purchase price of the Company’s Common Stock in the Qualified IPO and (ii) fifteen percent (15%) of the total number of shares of Common Stock to be sold in the Qualified IPO. If such right of first offer may not be granted to either Holder, then the Company shall, in good faith and upon the written request of either Holder, consider the sale of an equivalent number of shares of the Company’s Common Stock to either Holder in a private placement transaction concurrent to the Qualified IPO. The Company may not reduce the amount of shares of Common Stock that may be purchased by either D1 or the Janus Investors in the Qualified Financing or a concurrent private placement transaction, unless the same reduction is applied to both D1 and the Janus Investors.”

2. Reference to and Effect on the Agreement. On or after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Agreement as amended hereby.

3. No Other Amendments. Except as set forth herein, the Agreement shall remain in full force and effect in accordance with its terms.

4. Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5. Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

6. Governing Law. This Amendment shall be governed by and construed in accordance with the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the internal law of the State of Delaware.

(Signature Pages Follow)

2

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SIGHT SCIENCES, INC.

By:	/s/ Paul Badawi
Name:	Paul Badawi
Title:	Chief Executive Officer

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTOR:

D1 Master Holdco I LLC
By:	D1 Capital Partners Master LP,
its Managing Member

By:	D1 Capital Partners GP Sub LLC,
its General Partner

By:	/s/ Dan Sundheim
Name:	Dan Sundheim
Title:	Authorized Signatory

Address:
c/o D1 Capital Management LC 9 West 57th Street 36th Floor New York, NY 10019

with a copy (which shall not constitute notice) to:

Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 Attention: Geoff Levin Facsimile: 212-839-5599

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTOR:

Janus Henderson Capital Funds plc on behalf of its series Janus Henderson US Venture Fund

By: Janus Capital Management LLC
Its investment advisor

By:	/s/ Scott Stutzman
Name:	Scott Stutzman
Title:	Authorized Signatory

Address: Janus Capital Management LLC 151 Detroit Street Denver, CO 80206

with a copy (which shall not constitute notice) to:

Perkins Coie LLP 3150 Porter Drive Palo Alto, CA 94306 Attention: Adrian Rich

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTOR:

Janus Henderson Venture Fund

By: Janus Capital Management LLC
Its investment advisor

By:	/s/ Scott Stutzman
Name:	Scott Stutzman
Title:	Authorized Signatory

Address:
Janus Capital Management LLC 151 Detroit Street Denver, CO 80206

with a copy (which shall not constitute notice) to:

Perkins Coie LLP 3150 Porter Drive
Palo Alto, CA 94306
Attention: Adrian Rich

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTOR:

KCK Ltd., a British Virgin Islands limited company

By:	/s/ Nael Kassar
Name:	Nael Kassar
Title:	Director

Address: Dubai Airport Free Zone Bldg. 5, Block A, 5th Floor, Office No. 512 P.O. Box 29506 Dubai, UAE

with a copy to:

DLA Piper LLP (US) 701 Fifth Avenue, Suite 6900 Seattle, WA 98104-7044 Attention: Tyler K. Hollenbeck

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTOR:

MIDCAP FUNDING XXVII TRUST

By: Apollo Capital Management, L.P. its investment manager

By: Apollo Capital Management GP, LLC its general partner

By:
Name:
Title:

Address: c/o MidCap Financial Services, LLC, as Servicer 7255 Woodmont Avenue, Suite 300 Bethesda, MD 20814 Attention: Legal Group

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTOR:

HH SIGHT PARTNERS, L.P., a Texas limited partnership

By: HH Sight Partners GP, L.P. its general partner

By: HH Sight, LLC its general partner

By:	/s/ Mack Hicks
Name:	Mack Hicks
Title:	President

Address: 2200 Ross Avenue, Fiftieth Floor Dallas, TX 75201

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTOR:

HH-IOP PARTNERS, L.P., a Texas limited partnership

By: HH Sight Partners GP, L.P. its general partner

By: HH Sight, LLC its general partner

By:	/s/ Mack Hicks
Name:	Mack Hicks
Title:	President

Address: 2200 Ross Avenue, Fiftieth Floor Dallas, TX 75201

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTOR:

ALLEGRO INVESTMENT FUND, L.P.

By:	/s/ Staffan Encrantz
Name:	Staffan Encrantz
Title:	President of Allegro Investment Inc., Investment Manager

Address: 525 Middlefield Road, Suite 20 Menlo Park, CA 94025

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTOR:

ALLEGRO INVESTORS LLC

By:	/s/ Staffan Encrantz
Name:	Staffan Encrantz
Title:	Investment Manager for the General Partner

Address: 525 Middlefield Road, Suite 20 Menlo Park, CA 94025

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTOR:

SCIENTIFIC HEALTH DEVELOPMENT II, LTD

By: SHD GP II, LLC its general partner

By:	/s/ Andrew Offer
Name:	Andrew Offer
Title:	Chief Executive Officer

Address: 2305 Cedar Springs, Suite 240 Dallas, TX 75201

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTOR:

SIGHT SCIENCES ANGELS, LP

By: ShervKo, LLC its general partner

By:	/s/ Jesse Selnick
Name:	Jesse Selnick
Title:	Managing Member

Address: 1080 S. Adams Street Denver, CO 80209

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT